Exhibit 10.1

YEW BIO-PHARM GROUP, INC.

(a Nevada corporation)

2% Subordinated Promissory Note

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF AS PROVIDED HEREIN HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION. TRANSFER OF THIS NOTE AND SUCH SECURIITES IS RESTRICTED PURSUANT TO SUCH LAWS.

$648,000.00	El Monte, California May 15, 2015

1.	Note. FOR VALUE RECEIVED, YEW BIO-PHARM GROUP, INC., a Nevada corporation (the “Company” or the “Borrower”), hereby promises to pay to the order of Guifang Qi (the “Holder”) the amount of $648,000.00 payable on or before November 15, 2015 (“Due Date”) with interest at the rate of two (2%) per annum on the outstanding principal. Interest payments shall be made with principal on the Due Date, to the Holder in lawful money of the United States at, 9460 Telstar Avenue, Suite 6, El Monte, CA 91731, or at such other place as the Holder may specify in writing.
2.	Default. In the event of an occurrence of any event of default specified below, the principal and all accrued interest on the Note shall become immediately due and payable without notice, except as specified below. The occurrence of any of the following events shall constitute an event of default under this Note:
2.1	The Company fails to make any payment hereunder when due, which failure has not been cured within thirty (30) days following such failure.
2.2	If the Borrower shall file a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or
2.3	If a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or of the whole or any substantial part of its properties, or approve a petition filed against the Borrower seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or of the whole or any substantial part of its properties; or if there is commenced against the Borrower any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of thirty (30) days; or if the Borrower by any act indicates its consent to or approval of any such proceeding or petition; or

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2.4	If (i) any judgment remaining unpaid, unstayed or undismissed for a period of sixty (60) days is rendered against the Borrower which by itself or together with all other such judgments rendered against the Borrower remaining unpaid, unstayed or undismissed for a period of sixty (60) days, is in excess of $100,000, or (ii) there is any attachment or execution against the Borrower’s properties remaining unstayed or undismissed for a period of sixty (60) days which by itself or together with all other attachments and executions against the Borrower’s properties remaining unstayed or undismissed for a period of 60 days is for an amount in excess of $100,000.00.

3.	Prepayment. Borrower may prepay any or all amounts due under this Note at any time from the date of this Note at one hundred percent (100%) of the principal amount of the Note together with accrued interest; provided, however, that Borrower, as a condition to prepayment of some or all of the balance hereof, shall deliver written notice of its intention to prepay at least thirty (30) calendar days prior to the date of such prepayment (“Prepayment Date”).

4.	Subordination. Indebtedness evidenced by the Note will be subordinated in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company. Senior Indebtedness is defined as the principal of (and premium, if any) and unpaid interest or accrued original issue discount on and other amounts due on or in connection with any Debt (as defined below) incurred, assumed or guaranteed by the Company, whether outstanding on the date of the issuance of the Note or thereafter incurred, assumed or guaranteed and all renewals, extensions and refunding of any such Debt; provided, however, that the following will not constitute Senior Indebtedness:

(i)	any Debt as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt is subordinate in right of payment to all other debt of the Company not expressly subordinated to such Debt;
(ii)	any Debt which by its terms refers explicitly to the Note and states that such Debt shall not be senior in right of payment thereto;
(iii)	any Debt of the Company in respect of the Note;
(iv)	any Debt of the Company to any Subsidiary of the Company; and
(v)	any Debt of the Company to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated in the Company’s consolidated financial statements.
Debt is defined to mean, with respect to any person at any date, without duplication:
(i)	all obligations of such person for borrowed money,
(ii)	all obligations of such person evidenced by bonds, debentures, note or other similar instruments,

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(iii)	all Debt of others secured by a lien on any asset of such person, whether or not such Debt is assumed by such person,
(iv)	all Debt of others for the payment, of which such person is responsible or liable as obligor or guarantor,
(v)	all obligations of such person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto),
(vi)	all obligations of such person to pay the deferred purchase price of property or services, except Trade Payables, and
(vii)	all reimbursement, reserve funding and other obligations of such person in respect of surety bonds executed by such person or at the request of and for the benefit of such person.

By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (i) holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the Note, and the Holder of the Note will be required to pay over their share of such distribution to the holder of Senior Indebtedness until such Senior Indebtedness is paid in full and (ii) creditors of the Company who are neither holders of Notes nor holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holder of the Note.

5.	Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served, sent by United States Mail, certified, or by overnight delivery service. For the purposes hereof, the address of the Holder and the address of the Company shall be as reflected hereinin the Subscription Agreement between the Holder and the Company of even date herewith. Both the Holder and the Company may change the address for service by written notice to the other as herein provided.
6.	No Waiver Rights and Remedies Cumulative. No failure on the part of the Holder to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Borrower and the Holder.
7.	Amendments. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Holder therefrom, shall be effective unless the same shall be in writing and signed by the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
8.	Successors and Assigns. This Note shall be binding upon the Borrower and its successors and assigns and the terms hereof shall inure to the benefit of the Holder and its successors and assigns, including subsequent holders hereof.
9.	Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.
10.	Waiver of Notice. The Borrower hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.
11.	Governing Law. This Note has been executed in and shall be governed by the laws of the State of California.

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12.	Note Holder is Not a Shareholder. No Holder of this Note, solely by virtue of the ownership of this Note, shall be considered a shareholder of the Company for any purpose, nor shall anything in this Note be construed to confer on any Holder of this Note any rights of a shareholder of the Company including, without limitation, any right to vote, give or withhold consent to any corporate action, receive notice of meetings of shareholders or receive dividends.

13.	Exchange and Replacement of Note. Upon surrender of this Note to the Borrower, the Borrower shall execute and deliver, at its expense, one or more new Notes of such denominations and in such names, as requested by the holder of the surrendered Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation, or destruction of any Note, the Borrower will make and deliver a new Note of like tenor at the request of the holder of such Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its authorized officers as of the 15th day of May, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

YEW BIO-PHARM GROUP, INC.

By:	/s/ Zhiguo Wang
Zhiguo Wang, President & CEO